EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in the Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-110906 of our report, dated May 12, 2006, (except for Note 2, and comprehension of the translation of Renminbi amounts into United States dollar amounts which are dated November 26, 2006), relating to the consolidated financial statements of ChinaCast Communication Holdings Limited, appearing in such registration statement.
We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.
Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
February 12, 2007